Exhibit 99.3

Schedule II – Valuation and Qualifying Accounts

		Charged to
	Beginning	Costs and	Divestures/	Write	Currency	Ending
(in thousands)	Balance	Expenses	Acquisitions	Offs	Movement	Balance
Year Ended December 31, 2001
Allowance for doubtful accounts	$6,051	$479	$—	$(218)	$—	$6,312
Inventory obsolescence and other reserves	$4,220	$2,660	$—	$(4,798)	$—	$2,082
Year Ended December 31, 2002
Allowance for doubtful accounts	$6,312	$1,776	$—	$(5,552)	$—	$2,536
Inventory obsolescence and other reserves	$2,082	$6,253	$3,527	$(3,909)	$—	$7,953
Year Ended December 31, 2003
Allowance for doubtful accounts	$2,536	$819	$—	$(681)	$9	$2,683
Inventory obsolescence and other reserves	$7,953	$4,310	$(757)	$(8,066)	$323	$3,763

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